UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 13, 2014
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THE GOLDFIELD CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________________

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (321) 724-1700
 ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 13, 2014, the Board of Directors (the “Board”) of The Goldfield Corporation (“Goldfield” or the “Company”) approved the actions of the Benefits and Compensation Committee of the Board of Directors (the “Committee”) set forth below with regard to compensation eligible to be earned in 2014 by John H. Sottile, Chairman, President and Chief Executive Officer of Goldfield, Stephen R. Wherry, Senior Vice President, Treasurer and Chief Financial Officer of Goldfield and John W. Davis III, President of Power Corporation of America, Goldfield’s electrical construction subsidiary (“PCA”). Mr. Sottile and Mr. Wherry were executive officers named in the Summary Compensation Table of Goldfield’s 2013 Proxy Statement. Mr. Sottile, Mr. Wherry and Mr. Davis are expected to be named in the Summary Compensation Table of Goldfield’s 2014 Proxy Statement (collectively, the “NEOs”).
Bonus Payments to the Company’s Named Executive Officers.
On March 13, 2014, the Board of the Company approved the actions of the Committee of Goldfield set forth below with regard to bonus payments made in 2014 to the NEOs.
The NEOs earned bonus awards pursuant to bonus opportunities granted to them under The Goldfield Corporation Performance-Based Bonus Plan (the “Plan”) in December 2012. Mr. Sottile and Mr. Wherry were awarded and will be paid bonuses in 2014 of $268,574 and $130,000, respectively. Mr. Davis will be paid $409,649, based upon the 2013 results for Southeast Power Corporation, Goldfield’s electrical construction subsidiary.
The terms of the NEOs’ 2013 bonus opportunities, including the performance goals and the amounts payable under these opportunities, are described in the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on December 6, 2012, which description is incorporated herein by reference.
Annual Incentive Compensation to be Earned in 2014.
The Committee recommended to the Board, and the Board approved, bonus opportunities for the NEOs for 2014 in accordance with the provisions of the Plan. Mr. Sottile will have the opportunity to earn a bonus award up to a maximum of 100% of his base salary, and his bonus will be dependent upon the increase in Goldfield’s share price in 2014, an increase in Goldfield’s net income in 2014 and his overall executive performance in 2014, a non-quantitative factor incorporating an evaluation by the Committee of Mr. Sottile’s leadership, strategic planning, relationship management and human resources management. Mr. Wherry will have the opportunity to earn a bonus award up to a maximum of 100% of his base salary, and his bonus will be dependent upon an increase in Goldfield’s net income in 2014 and his overall executive performance in 2014, a non-quantitative factor incorporating an evaluation by the Committee of Mr. Wherry’s contributions with respect to financial management, Goldfield’s reporting and internal controls and other compliance initiatives. Mr. Davis will have the opportunity to earn a bonus award, which will be calculated as a percentage of the pre-tax earnings of PCA, subject to adjustment for certain specified items, and will not be dependent upon any other factors. The Committee may reevaluate the Plan’s bonus opportunities for the NEOs in the last quarter of 2014 for the 2014 year.
2014 Base Salary.
On March 13, 2014, the Board of the Company approved the actions of the Committee of Goldfield in regards to an increase in the base salary for Mr. Wherry. Mr. Wherry's base salary increased from $260,000 to $263,905, effective January 1, 2014.
Mr. Sottile's base salary will remain unchanged for 2014, subject to any CPI increase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 19, 2014

THE GOLDFIELD CORPORATION

By:	/s/ Stephen R. Wherry
Stephen R. Wherry
Senior Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer),
Treasurer and Assistant Secretary

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